UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 13, 2014
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LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
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California	0-24274	33-0361285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (858) 207-4264
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2014, La Jolla Pharmaceutical Company (the “Company”) amended its Articles of Incorporation to effect a 1-for-50 reverse split of its outstanding common stock (the “Reverse Split”). The Reverse Split was approved by the Company’s Board of Directors, pursuant to authority delegated to the Board by the Company’s stockholders on June 5, 2013. The Reverse Split was effected with the filing of a Certificate of Amendment with the California Secretary of State (the “Certificate of Amendment”). No fractional shares will be issued in the Reverse Split and stockholders will instead be entitled to receive the cash value of any fractions of shares that would have been issued as a result of the Reverse Split. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Form 8-K.

Item 8.01.    Other Events

On January 13, 2014, La Jolla Pharmaceutical Company (the "Company") issued a press release. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment
99.1	Press Release Dated January 13, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date:	January 15, 2014	By:	/s/ George F. Tidmarsh
		Name:	George F. Tidmarsh, M.D., Ph.D.
		Title:	President and Chief Executive Officer